                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) Of The Securities Exchange Act Of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                THE SANDS REGENT
          -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                           [LOGO OF THE SANDS REGENT]
                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 2, 1999
                            ------------------------

To the Shareholders of The Sands Regent:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of The Sands Regent, a Nevada corporation (the "Company"), will be held at The Sands Regent Hotel/Casino, 345 North Arlington Avenue, Reno, Nevada 89501 on March 2, 1999 at the hour of 10:00 a.m. local time for the following purposes:

     (1) To consider and vote upon a proposal to amend the Company's Restated Articles of Incorporation to effect a one-for-two reverse stock split of the Company's outstanding common stock, $0.05 par value (the "Common Stock") (the "Reverse Stock Split"); and

     (2) To transact such other business as may properly come before the Meeting.

     Only shareholders of record at the close of business on January 22, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          PETE CLADIANOS III, Secretary

Reno, Nevada
January 25, 1999

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                           [LOGO OF THE SANDS REGENT]
                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501
                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of The Sands Regent, a Nevada corporation (the "Company"), in connection with the solicitation of proxies for use at the Special Meeting of Shareholders (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement, together with the accompanying form of proxy, will be mailed together to shareholders on or about February 8, 1999.

     Only Shareholders of record at the close of business on January 22, 1999 are entitled to notice of, and to vote at, the Meeting. On that date, there were issued and outstanding 4,498,722 shares of Common Stock, par value $0.05 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is necessary to constitute a quorum. In deciding all questions, a holder of Common Stock shall be entitled to one vote in person or by proxy, for each share held in his, her or its name on the record date. Approval of the amendment of the Company's Restated Articles of Incorporation to effect the proposed one-for-two reverse stock split of the Common Stock (the "Reverse Stock Split") will require the affirmative vote of a majority of the outstanding shares of the Common Stock. The ratification or approval of all other proposals will be decided by a majority of the votes cast at the Meeting unless a greater number of votes is required by the Company's Restated Articles of Incorporation, the Company's Bylaws or applicable law.

     All proxies received pursuant to this solicitation will be voted (unless revoked) at the Meeting or any adjournment thereof in the manner directed by a shareholder and, if no direction is made, will be voted FOR the Reverse Stock Split in Proposal No. 1. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a shareholder may nevertheless be revoked at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

     Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the Company's shareholders for a vote. Thus, abstentions have the effect of a vote "against" the matters to which the abstention has been cast.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.

     Notwithstanding the above, for purposes of determining the outcome of any matter as to which the broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy the lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card (i.e., as a vote FOR the amendment to the Company's Restated Articles of Incorporation to effect the Reverse Stock Split).

                             SOLICITATION EXPENSES

     All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies personally or by other appropriate means. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of January 22, 1999, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's executive officers and directors; and (iii) all executive officers and directors as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares which are deemed beneficially owned by such person or entity.

     As of January 22, 1999, there were 4,498,722 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share.

                                                            SHARES         PERCENT OF SHARES
                                                         BENEFICIALLY       OF COMMON STOCK
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)            OWNED(2)        BENEFICIALLY OWNED
        ---------------------------------------          ------------      ------------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Ferenc B. Szony(3).....................................      50,000                1.1%
Louis J. Phillips......................................          --                  *
Jon N. Bengtson........................................       5,002                  *
Pete Cladianos, Jr.(4)(5)..............................   1,039,947               22.2%
Pete Cladianos III(4)(6)...............................      40,909                  *
Katherene Latham(4)....................................     321,560                6.9%
David R. Wood(7).......................................     118,626                2.5%
ALL OFFICERS AND DIRECTORS AS A GROUP (7
  INDIVIDUALS).........................................   1,576,044               33.7%
5% BENEFICIAL HOLDERS:
Deborah Lundgren(8)
  c/o Doug Damon, CPA
  5301 Longley Lane, Building D-142
  Reno, Nevada 89511...................................     688,678               14.7%
Dimension Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401.......................     273,648(9)             5.8%
Stephen Feinberg
  450 Park Avenue, 28th Floor
  New York, New York 10022.............................     382,800(10)            8.2%

---------------
  *  less than 1%

 (1) The address of each of the directors and executive officers listed in this table is c/o The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501.

 (2) Includes shares subject to options and warrants which are exercisable within 60 days after January 22, 1999. All percentages assume that the options or warrants of the particular person or group in question, and no others, have been exercised.

 (3) Includes 50,000 shares subject to options which are presently exercisable.

 (4) Pete Cladianos, Jr. and Katherene Latham are brother and sister. Pete Cladianos III, Antonia Cladianos II and Leslie Cladianos are the son and daughters of Pete Cladianos, Jr. and Allison Cladianos is the daughter of Pete Cladianos III.

 (5) Includes 386,286 shares held in trusts for the benefit of Pete Cladianos III, 375,500 shares held in trusts for the benefit of Antonia Cladianos II, 254,596 shares held in trusts for the benefit of Leslie Cladianos and 23,565 shares held in a trust for the benefit of Allison Cladianos. Mr. Cladianos, as trustee for such trusts, exercises sole voting and investment power.

 (6) Includes 16,909 shares held in a trust for the benefit of Bradley Cladianos, son of Pete Cladianos III and 24,000 shares subject to options which are presently exercisable.

 (7) Includes 108,000 shares subject to options which are presently exercisable.

 (8) Ms. Lundgren is the daughter of Katherene Latham, Chairman of the Board of Directors, and niece of Pete Cladianos, Jr., Vice Chairman of the Board of Directors.

 (9) Held with shared voting power as to 87,892 shares.

(10) 96,600 shares are owned by Cerberus Partners, L.P., a Delaware limited partnership; 140,800 shares are owned by Cerberus International, Ltd., a corporation organized under the laws of the Bahamas; and 18,300 shares are owned by Ultra Cerberus Fund, Ltd., a corporation organized under the laws of the Bahamas, all over which Mr. Feinberg possesses sole voting and dispositive power. 127,100 shares are owned by certain other private investment funds for which Mr. Feinberg possesses dispositive power.

                                 PROPOSAL NO. 1

                              REVERSE STOCK SPLIT

                 MANAGEMENT RECOMMENDS THAT YOU VOTE TO APPROVE
                        THE REVERSE STOCK SPLIT PROPOSAL

     The Board of Directors of the Company has approved the proposal for the Reverse Stock Split (the "Reverse Stock Split Proposal"), subject to approval by the shareholders of the Company.

     Except for an adjustment which may result from the rounding up of fractional shares as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each shareholder did immediately prior to the Reverse Stock Split. If approved by the shareholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Company's Restated Articles of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"), and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Nevada (the "Effective Date"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

     At the Effective Date, each two shares of Common Stock issued and outstanding will automatically be reclassified and converted into one share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, any fractional shares will be rounded up to the nearest whole share. Each shareholder immediately before the Reverse Stock Split will continue to be a shareholder immediately after the Reverse Stock Split.

     The Company expects that, if the Reverse Stock Split Proposal is approved by the shareholders at the Meeting, the Reverse Stock Split Amendment will be filed promptly. However, notwithstanding approval of the Reverse Stock Split Proposal by the shareholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the Reverse Stock Split Amendment, if the Board of Directors determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company and its shareholders. In addition, the Board of Directors may make any and all changes to the Reverse Stock Split Amendment that it deems necessary to give effect to the intents and purposes of the Reverse Stock Split.

                      REASONS FOR THE REVERSE STOCK SPLIT

     The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. The Company believes that the Reverse Stock Split will aid the Company in remaining eligible for listing on the Nasdaq SmallCap Market of The Nasdaq Stock Market, Inc. (the "Nasdaq SmallCap Market").

     Specifically, the Company has proposed to effect the Reverse Stock Split in order to facilitate compliance with the minimum bid price requirement of $1.00 per share required for continued inclusion of the Common Stock on the Nasdaq SmallCap Market, pursuant to the Nasdaq SmallCap continued Listing requirements

(the "Nasdaq Listing Requirements"). Prior to its listing on the Nasdaq SmallCap Market, the Common Stock was listed on the Nasdaq National Market. At a December 10, 1998 oral hearing with the staff of the Nasdaq Stock Market, Inc. (the "Staff"), the Company requested that trading of the Common Stock be moved from the Nasdaq National Market to the Nasdaq SmallCap Market. On January 4, 1999, the Staff notified the Company that the Common Stock would begin trading on the Nasdaq SmallCap Market, effective with the close of business, January 6, 1999, subject to an exception from the minimum bid price requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(4). The Common Stock has continued to be listed on the Nasdaq SmallCap Market, subject to the condition that on or before March 5, 1999, the Company must evidence a closing bid price of at least $1.00 per share of Common Stock and thereafter evidence a minimum closing bid price of at least $1.00 per share of Common Stock for at least ten consecutive days.

     The Company believes, but cannot assure, that the Reverse Stock Split will enable the Common Stock to trade above the minimum bid price established by the Nasdaq Listing Requirements, however, there can be no assurance that the Company will succeed in convincing Nasdaq that it will be able to meet or continue to meet the Nasdaq Listing Requirements. If, as a result of the Reverse Stock Split and the Company's hearing with the Staff, the Company's Common Stock remains eligible for listing on the Nasdaq SmallCap Market, there can be no assurance that the Common Stock will continue to trade above the minimum bid price or that the Company will continue to meet each of the other Nasdaq Listing Requirements. See "-- Other Nasdaq Requirements."

     The Company believes that maintaining the listing of the Common Stock on the Nasdaq SmallCap Market is in the best interests of the Company and its shareholders. Inclusion in the Nasdaq SmallCap Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq SmallCap Market listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on the Nasdaq SmallCap Market.

     The Company also believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the Company's shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

     In addition, since brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Stock can result in individual shareholders paying transaction costs (commissions, markups, or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price. The Board of Directors believes that the Reverse Stock Split will enhance the Company's flexibility in the future for financing and capitalization needs. There can, however, be no assurance that the Reverse Stock Split will have any of the foregoing effects.

     In the event that the Company's Common Stock is delisted from the Nasdaq SmallCap Market, sales of the Company's Common Stock would likely only be conducted in the over-the-counter market or potentially in regional exchanges. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.

     In addition, if the Common Stock is not listed on the Nasdaq SmallCap Market and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Company's Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers from effecting transactions in the Common Stock could limit the market liquidity of the Common Stock and the ability of investors to trade the Company's Common Stock.

     For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF THE COMMON STOCK AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE MARKET PRICE FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.

                   EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

     Although the Company expects to file the Reverse Stock Split Amendment with the Nevada Secretary of State's office promptly following approval of the Reverse Stock Split Proposal at the Meeting, the actual timing of such filing (and whether such filing is made) will be determined by the Board of Directors based upon their evaluation as to when such action will be most advantageous to the Company and its shareholders. Notwithstanding approval of the Reverse Stock Split Proposal by the shareholders of the Company, the Board of Directors may elect not to file, or to delay the filing of, the Reverse Stock Split Amendment, if the Board of Directors determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company and its shareholders.

     After the Reverse Stock Split, each shareholder shall own one-half as many shares (but the same percentage of the outstanding shares) as such shareholder owned before the Reverse Stock Split; provided, however, that any fractional share shall be rounded upward to the nearest whole share. Each shareholder of the Company immediately before the Reverse Stock Split will continue to be a shareholder immediately after the Reverse Stock Split. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one-half of the number issuable in respect thereof immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

     The Reverse Stock Split may also result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     The par value of the Common Stock will remain at $.05 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company's total shareholders' equity. If the Reverse Stock Split is effected, all share and per share information would be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

     The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split but determined that the availability of additional shares may be beneficial to the

Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by shareholders or the time delay involved in obtaining shareholder approval (unless approval is required by law or regulation). Such purposes could include effecting future acquisitions of other businesses or meeting requirements for working capital or capital expenditures through the issuance of shares. To the extent that any additional shares (or securities convertible into common stock) may be issued on other than a pro rata basis to current shareholders, the present ownership position of current shareholders may be diluted. The Common Stock has no preemptive rights. In addition, if another party should seek to acquire or take over control of the Company, and the Board does not believe such transaction is in the best interest of the Company and its shareholders, some or all of the authorized shares could be issued to another party to try to block such transaction.

              EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

     The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of shareholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. Every two (2) shares of issued Common Stock would be converted and reclassified into one (1) share of post-Split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of one hundred (100) shares prior to the Effective Date would be the holder of fifty (50) shares at the Effective Date, and the holder of one thousand (1000) shares prior to the Effective Date would be the holder of five hundred (500) shares at the Effective Date.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such shareholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that such shareholder holds as a result of the Reverse Stock Split including shares resulting from the rounding up of any fractional shares. Shareholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

             SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES
                     UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "old certificate") will be deemed canceled and, for all corporate purposes, will be deemed only to evidence ownership of the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of material U.S. federal income tax considerations regarding the Reverse Stock Split is based on current law, is for general information only and is not tax advice. The tax treatment of a shareholder with respect to the Reverse Stock Split will vary depending on his or her particular situation, and this discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, shareholders holding securities as part of a conversion transaction or a hedge or hedging transaction or as a position in a straddle for tax purposes, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not consider the effect of any state, local, foreign or other tax laws that may be applicable.

     The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, judicial decisions, and current administrative rulings and practices of the Internal Revenue Service (the "IRS") (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), all as in effect on the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions will not adversely affect existing interpretations. Any such change could apply retroactively to transactions preceding the date of the change. No ruling from the IRS with respect to the matters discussed herein has been requested. Thus, no assurance can be provided that the statements set forth herein (which are, in any event, not binding on the IRS or courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

     SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     The Company believes that the Reverse Stock Split would be a tax-free recapitalization under Code Section 368(a)(1)(E) to the Company and, except as discussed below, to its stockholders to the extent that outstanding shares of Common Stock are exchanged for a reduced number of shares of Common Stock. If the Reverse Stock Split qualifies as a recapitalization under Code Section 368(a)(1)(E), except as discussed below, no gain or loss should be recognized by a shareholder who receives only Common Stock upon the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Shareholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares of Common Stock received in exchange therefor. Shares of Common Stock received by a shareholder should have the same holding period as the Common Stock surrendered, provided that all such shares of Common Stock were held by the shareholder as capital assets on the Effective Date. Although not free from doubt, the results described above should apply to a shareholder who receives a portion of his or her Common Stock as a result of the rounding up of a fractional share to a whole share. However, it is possible that the receipt of additional Common Stock due to rounding could be wholly or partly taxable.

                           OTHER NASDAQ REQUIREMENTS

     In addition to the minimum bid price per share requirement described above, the Common Stock's continued listing on the Nasdaq SmallCap Market is subject to the maintenance of other quantitative and non-quantitative requirements, as set forth in the Nasdaq Listing Requirements. In particular, the Nasdaq Listing Requirements require that a company currently included in the Nasdaq SmallCap Market meet each of the following standards to maintain its continued listing:
(i) either (A) net tangible assets of $2 million, (B) market capitalization of $35 million, or (C) net income (in the latest fiscal year or two of the last three fiscal years) of $500,000; (ii) public float of at least 500,000 shares, with a market value of at least $1 million; (iii) minimum bid price of $1; (iv) at least 300 round lot beneficial shareholders; (v) at least two market makers; and (vi) compliance with certain corporate governance requirements. Although the Company believes that it will meet such requirements on the first full trading day after the Reverse Stock Split has become effective, there can be no assurances that such will be the case, or that other factors will not cause the Company to fail to meet such requirements.

     THE REVERSE STOCK SPLIT PROPOSAL MUST BE APPROVED BY A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. MANAGEMENT RECOMMENDS THAT YOU VOTE TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than June 7, 1999. Proposals should be addressed to the attention of Pete Cladianos III, Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada, 89501, and should be sent Certified Mail -- Return Receipt Requested. The Company expects to hold its 1999 Annual Meeting of Shareholders on November 1, 1999. New Securities and Exchange Commission rules regarding shareholder proposals became effective on June 29, 1998. Pursuant to these new rules, if the Company has not received notice on or before August 21, 1999 of any matter a shareholder intends to propose for a vote at the 1999 Annual Meeting of Shareholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the management knows of no other matters other than those described above which will be presented for action at the Meeting. If any other matters properly come before the Meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgment and discretionary authority to do so is included in the proxy.

                                          By Order of the Board of Directors
                                          PETE CLADIANOS III, Secretary

Reno, Nevada
January 25, 1999

                                                                      APPENDIX A

                          CERTIFICATE OF AMENDMENT OF
                     RESTATED ARTICLES OF INCORPORATION OF
                                THE SANDS REGENT

     The Sands Regent, a Nevada corporation (this "Corporation"), under the hands of its duly elected and acting Chief Executive Officer/President and Secretary, does hereby certify:

          A. That pursuant to unanimous written consent, the Board of Directors of this Corporation adopted a resolution setting forth the amendment herein, and declaring its advisability and calling for submission at a special meeting of the shareholders entitled to vote for the consideration thereof as follows:

             Article IV of this Corporation's Restated Articles of Incorporation is hereby further amended by adding at the end thereof, the following:

                Simultaneous with the effective date of this Certificate of Amendment (the "Effective Date"), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each two (2) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one (1) share of issued and outstanding Common Stock ("New Common Stock"), provided, that there shall be no fractional shares of New Common Stock. In the case of any holder of any number of shares of Existing Common Stock which, when divided by two (2), does not result in a whole number (a "Fractional Share Holder"), the fractional share interest of New Common Stock held by any Fractional Share Holder as a result of the Reverse Split shall be rounded up to the nearest whole share of New Common Stock.

                The Corporation shall, through its transfer agent provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

                From and after the Effective Date, the term "New Common Stock" as used in this Article IV shall mean Common Stock as provided in this Restated Articles of Incorporation. The par value of the Common Stock shall remain Five Cents ($0.05) per share.

          B. That pursuant to the Board action, as required by N.R.S. 78.390, notice of meeting of shareholders thus called and, together with a written proxy, was given to all shareholders of record of the Corporation having voting power, and there has been secured shareholder vote in person or by proxy a majority determination in favor of the proposed amendment of each class of stock outstanding and entitled to vote thereon.

          C. That this duly executed Certificate of Amendment correctly sets forth the text of the Restated Articles of Incorporation as amended to the date of this Certificate of Amendment.

          D. That there were issued and outstanding the following number of shares of authorized capital stock of the Corporation entitled to vote on the proposed amendment:

  CLASS     AUTHORIZED   ISSUED AND OUTSTANDING
  -----     ----------   ----------------------
Common....  20,000,000   4,498,722
Preferred..  5,000,000   None

          E. That the following number of shares, which number represented a majority of the voting power entitled to vote, by proxy or in person at the special meeting held on March 2, 1999, did vote in favor of the amendment referenced herein.

              NUMBER OF SHARES   PERCENTAGE OF STOCK VOTING
   CLASS      VOTING IN FAVOR      IN FAVOR OF AMENDMENT
   -----      ----------------   --------------------------
Common Stock
                 ---------               ---------

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment as of March 2, 1999.

                                          The Sands Regent,
                                          a Nevada corporation

                                          By:
                                            ------------------------------------
                                            Ferenc B. Szony
                                            President and Chief Executive
                                            Officer

                                          By:
                                            ------------------------------------
                                            Pete Cladianos III
                                            Secretary

------------------------------------------------------------
State of Nevada

County of Washoe

     On               1999, personally appeared before me, a Notary Public,
Ferenc B. Szony, who acknowledged that he executed the above instrument.



                                          --------------------------------------
                                                   Signature of Notary

(Notary Seal)

State of Nevada

County of Washoe

     On               1999, personally appeared before me, a Notary Public, Pete
Cladianos III, who acknowledged that he executed the above instrument.



                                          --------------------------------------
                                                   Signature of Notary

(Notary Seal)

                                THE SANDS REGENT

           PROXY -- SPECIAL MEETING OF SHAREHOLDERS -- MARCH 2, 1999
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, a shareholder of THE SANDS REGENT, a Nevada corporation (the "Company"), does hereby appoint Ferenc B. Szony and David R. Wood, and each of them, the true and lawful attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote, as designated below, all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at The Sands Regent Hotel/Casino, 345 North Arlington Avenue, Reno, Nevada 89501, on March 2, 1999, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

     Please mark
[X]  votes as in
     this example


UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. Approval of the Reverse Stock Split Proposal

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

                       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

2. To vote with discretionary authority with respect to all other matters which may come before the meeting.

    The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Both of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting and Proxy Statement, both dated January 25, 1999.

             [ ] MARK HERE FOR ADDRESS CHANGE AND INDICATE CHANGE:

                                                       Dated:_____________, 1998

                                                       -------------------------
                                                             Signature(s)

                                                       -------------------------
                                                             Signature(s)

                                                       NOTE: Your signature
                                                       should appear the same as
                                                       your name appears hereon.
                                                       In signing as attorney,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please indicate the
                                                       capacity in which
                                                       signing. When signing as
                                                       joint tenants, all
                                                       parties in the joint
                                                       tenancy must sign. When a
                                                       proxy is given by a
                                                       corporation, it should be
                                                       signed by an authorized
                                                       officer and the corporate
                                                       seal affixed. No postage
                                                       is required if returned
                                                       in the enclosed envelope
                                                       and mailed in the United
                                                       States.